Exhibit 4.1

NUMBER	SHARES

CLASS __ COMMON STOCK	CUSIP 786598 30 0
$.01 PAR VALUE	SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

This certifies that ____________________

SPECIMEN

is the registered holder of ________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS __ COMMON STOCK OF

SAGA COMMUNICATIONS, INC. (the “Corporation”) transferable on the books of the Corporation by the holder of record hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each shareholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Articles of Incorporation and amendments thereto filed with the Secretary of State of the State of Florida. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the laws of the State of Florida, the Articles of Incorporation, the Bylaws of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE

TRANSFER AGENT
	AND REGISTRAR	/s/ Edward K. Christian	/s/ Samuel D. Bush
By:
	AUTHORIZED SIGNATURE	PRESIDENT, CHIEF	SENIOR VICE PRESIDENT,
		EXECUTIVE OFFICER	TREASURER AND CHIEF
		AND CHAIRMAN	FINANCIAL OFFICER

[Reverse of Certificate]

SAGA COMMUNICATIONS, INC.

The following provisions set forth certain limitations with respect to the transfer of shares of Class __ Common Stock represented by this Certificate. Pursuant to the Communications Act of 1934, as amended, the Corporation shall not issue to “Aliens” (which term shall include (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; and (iv) a representative of, or an individual or entity controlled by, any of the foregoing), either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall seek not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit. The Corporation will furnish to any shareholder, upon request and without charge, copies of the Articles of Incorporation, Bylaws and any applicable resolutions of the Board of Directors of the Corporation adopted for the purpose of ensuring that control of the Corporation remains with loyal citizens of the United States as required by the Communications Act of 1934, as amended.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –		Custodian		UNIF TRAN MIN ACT –		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship
		and not as tenants in common		under Uniform Gifts to Minors				under Uniform Transfers to Minors
TOD	–	transfer on death direction in event of		Act				Act
		owner ’s death, to person named on face			(State)				(State)
subjecty to STA TOD rules

Additional abbreviations may also be used though not in the above list.

For Value Received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the Class __ Common Stock represented by the within Certificate, and do hereby irrevocable constitute and appoint

Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:
Signature

Signature

In presence of
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME OF THE
SHAREHOLDER(S) AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY
PARTICULAR WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE
WHATEVER.